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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Aspen Technology, Inc. of our report dated May 17, 2002 relating to the combined financial statements of the Hyprotech Division of AEA Technology plc, which appears in the Current Report on Form 8-K of Aspen Technology, Inc. dated May 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


Calgary, Alberta, Canada
June 3, 2002